Exhibit 99.1

Kellogg Company News
For release:	October 10, 2012
Analyst Contact:	Simon Burton, CFA	(269) 961-6636
Media Contact:	Kris Charles	(269) 961-3799

KELLOGG COMPANY REAFFIRMS GUIDANCE FOR FULL-YEAR

EARNINGS PER SHARE

BATTLE CREEK, Mich. – Kellogg Company (NYSE: K) today announced that it was reaffirming its full-year 2012 earnings guidance of between $3.18 and $3.30 per share. During the third quarter of 2012, good performance from the Pringles business and changes in the estimates for certain non-operating items allowed the company to offset substantially all of the costs related to the recent, limited recall of certain packages of Mini-Wheats cereal. These costs will also be recognized in the third quarter and are expected to total between $20 million and $30 million.

About Kellogg Company

Driven to enrich and delight the world through foods and brands that matter, Kellogg Company (NYSE: K) is the world’s leading producer of cereal, second largest producer of cookies and crackers and – through the May 2012 acquisition of the iconic Pringles® business – the world’s second largest savory snacks company. In addition, Kellogg is a leading producer of frozen foods. Every day, our well-loved brands – produced in 18 countries and marketed in more than 180 countries – nourish families so they can flourish and thrive. With 2011 sales of more than $13 billion, these brands include Cheez-It®, Coco Pops®, Corn Flakes®, Eggo®, Frosted Flakes®, Kashi®, Keebler®, Kellogg’s®, Mini-Wheats®, Pop-Tarts®, Pringles®, Rice Krispies®, Special K®, and many more. To learn more about Kellogg Company, including our corporate responsibility initiatives and rich heritage, please visit www.kelloggcompany.com.

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Forward-Looking Statements Disclosure

This news release contains, or incorporates by reference, “forward-looking statements” with projections concerning, among other things, the integration of the Pringles® business, the Company’s strategy, and the Company’s sales, earnings, margin, operating profit, costs and expenditures, interest expense, tax rate, capital expenditure, dividends, cash flow, debt reduction, share repurchases, costs, brand building, ROIC, working capital, growth, new products, innovation, cost reduction projects, and competitive pressures. Forward-looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can,” or words or phrases of similar meaning.

The Company’s actual results or activities may differ materially from these predictions. The Company’s future results could also be affected by a variety of factors, including the ability to integrate the Pringles® business and the realization of the anticipated benefits from the acquisition in the amounts and at the times expected, the impact of competitive conditions; the effectiveness of pricing, advertising, and promotional programs; the success of innovation, renovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles; the success of productivity improvements and business transitions; commodity and energy prices; labor costs; disruptions or inefficiencies in supply chain; the availability of and interest rates on short-term and long-term financing; actual market performance of benefit plan trust investments; the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses, and other general and administrative costs; changes in consumer behavior and preferences; the effect of U.S. and foreign economic conditions on items such as interest rates, statutory tax rates, currency conversion and availability; legal and regulatory factors including changes in food safety, advertising and labeling laws and regulations; the ultimate impact of product recalls; business disruption or other losses from war, terrorist acts or political unrest; and other items.

Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.